Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-263747 and 333-257486 on Form S-8 and No. 333-266262 on Form S-3 of our report dated March 20, 2023, relating to the financial statements of Graphite Bio, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP

San Francisco, California

March 20, 2023